EXHIBIT 3.(ii)(1)

                                     BYLAWS

                                       OF

                                RDCT GROUP, INC.
                            (A DELAWARE CORPORATION)


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                                      INDEX

                                                                        PAGE

  ARTICLE I-Meetings of Stockholders .....................................1

  ARTICLE II-Board of Directors ..........................................3

  ARTICLE III-Officers ...................................................6

  ARTICLE IV-Capital Stock ...............................................7

  ARTICLE V-Dividends ....................................................9

  ARTICLE VI-Seal and Fiscal Year ........................................10

  ARTICLE VII-Indemnification of Officers and Directors ..................10

  ARTICLE VIII-Amendments ................................................11



                                       ii
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                                     BY LAWS

                                       OF

                                RDCT GROUP, INC.
                            (A DELAWARE CORPORATION)

                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting. The annual meeting shall be held at such place, within or without the State of Delaware, as the Directors may, from time to time, fix. In the event the Board of Directors fails to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in the State of Delaware. The meeting shall be open to all shareholders, whether or not said shareholder is entitled to vote on any matters as provided herein.

     SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

     SECTION 3. NOTICE OF MEETINGS. Written notice, stating the place, day and hour of the meeting, shall be given by or under the direction of the President or Secretary. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail not less than ten (10) days nor more than sixty (60) days before the date fixed for such meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice shall be given to each stockholder entitled to vote at such meeting, of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote at such meeting or, if no such date has been fixed, of record at the close of business on the day next

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preceding the day on which notice is given. Notice shall be in writing and shall be delivered to each stockholder in person or sent by United States mail, postage prepaid. A waiver of such notice, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Except as otherwise required by statute, notice of any adjourned meeting of the stockholders shall not be required. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     SECTION 4. QUORUM. Except as may otherwise be required by statute, the presence at any meeting, in person or by proxy, of the holders or record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 5. VOTING. Each stockholder entitled to vote in accordance with the terms of the certificate of incorporation and in accordance with the provisions of these bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Any action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these bylaws.

     SECTION 6. STOCKHOLDER LIST. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and it may be inspected by any stockholder who is present.

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     SECTION 7. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, by any provision or statute, these bylaws, or the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if a majority of the stockholders of the class of stock entitled to vote at the meeting, who would have been entitled to vote on such action if such meeting were held, shall consent in writing to such corporate action being taken. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors, except as otherwise provided by statute, the certificate of incorporation or these bylaws.

     SECTION 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of a minimum of one (1) and a maximum of nine (9) members. This number may be changed from time to time by resolution of the Board of Directors. Directors need not be a resident of the State of Delaware, citizen of the United States or a stockholder of the Corporation. Directors shall be natural persons of the age of eighteen (18) years or older.

     SECTION 3. ELECTION AND TERM OF OFFICE. Members of the initial Board of Directors of the corporation shall hold office until the first annual meeting stockholders. At the first annual meeting of stockholders, and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office until his successor is duly elected and qualified, or until their earlier resignation or removal. Election of directors need not be by ballot.

     SECTION 4. COMPENSATION. The Board of Directors may provide by resolution that the corporation shall allow a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and for other services rendered on behalf of the corporation. Any director of the corporation may also serve the corporation in any other capacity, and receive compensation therefor in any form, as the same may be determined by the Board in accordance with these bylaws.

     SECTION 5. REMOVALS AND RESIGNATIONS. Except as may otherwise be provided by statute, the stockholders may, at any special meeting called for the purpose, by a vote of the holders of the majority of the shares then entitled to vote at an election of

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directors, remove any or all directors from office, with or without cause.

     A director may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the corporation. The resignation shall take effect immediately upon the receipt of notice, or any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

     SECTION 6. VACANCIES. Any vacancy occurring in the office of a director, whether by reason of an increase in the number of directorships or otherwise, may be filled by a majority of the directors then in office, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, unless sooner displaced.

     When one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filing of other vacancies.

     SECTION 7. POWERS.  The Board of Directors shall exercise all of the powers
of  the  corporation  except  such  as  are  by  statute,   the  certificate  of
incorporation or these bylaws conferred upon or reserved to the stockholders.

     SECTION 8. EXECUTIVE COMMITTEE. By resolution adopted by a majority of the Board of Directors, the Board may designate one or more committees, including an executive committee, each consisting of one (1) or more directors. The Board of Directors may designate one (1) or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require the same; but the designation of such committee and delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. If there be more than two (2) members on such committee, a majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board; however, if there be only two (2) members, unanimity of action shall be required. Committee action may be by way of a written consent signed by all committee members. The Board shall have the

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power at any time to fill vacancies on  committees,  to discharge or abolish any such committee, and to change the size of any such committee.

     Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable.

     Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors. Failure to submit such record or failure of the Board to approve any action indicated therein, will not however, invalidate such action to the extent it has been carried out by the corporation prior to the time the record or such action was, or should have been, submitted to the Board of Directors as herein provided.

     SECTION 9. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

     Regular meetings of the directors may be held without notice at such place and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the board may be called by the president or by the secretary on the written request of any two (2) directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting. Nothing shall prohibit a telephone meeting of the Board of Directors provided a quorum is present.

     SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     SECTION 11. CONTRACTS. No contract or other transaction between this Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way by reason of the fact that a director of this corporation is interested in, or is financially interested in such other business, provided such fact is disclosed to the Board.

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     Any  director  may be a party to or may be  interested  in any  contract or transaction of this corporation individually, and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the note (not counting the vote of any such director) of a majority of directors at a meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

                                   ARTICLE III
                                    OFFICERS

     SECTION 1. NUMBER. The corporation shall have a president, a secretary and a treasurer, and such other officers and agents as it may be deemed necessary. More than two offices may be held by the same person.

     SECTION 2. SUBORDINATE OFFICERS. The Board of Directors, from time to time, may appoint other officers and agents, including one or more assistant secretaries and one or more assistant treasurers, each of whom shall hold office for such period and each of whom shall have such authority and perform such duties as are provided in these bylaws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers and agents and to prescribe their respective authorities and duties.

     SECTION 3. REMOVALS AND RESIGNATIONS. The Board of Directors may, by vote of a majority of its entire number, remove from office any officer or agent of the corporation that was appointed by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors. The resignation shall take effect immediately upon the receipt of the notice, or any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

     SECTION 4. VACANCIES. Whenever any vacancy shall occur in any office by death, resignation, removal or otherwise, the same shall be filled at any meeting of directors for the unexpired portion of the term in the manner prescribed by these bylaws for the regular election or appointment to such office.

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     SECTIONS.  CHAIRMAN.  The  Chairman  of the Board of  Directors,  if one be
elected, shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 6. SALARIES. The salaries of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed, in accordance with the provisions of these bylaws or any statute. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. Nothing contained in this bylaw shall be construed so as to obligate the corporation to pay any officer a salary, the same being within the sole discretion of the Board of Directors.

     SECTION 7. SURETY BOND. The Board of Directors may in its discretion secure the fidelity of any or all of the officers of the corporation by bond or otherwise.

                                   ARTICLE IV
                                  CAPITAL STOCK

     SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation by the president and by the secretary of the corporation, certifying the number of shares owned by that person in the corporation. Any or all of the signatures on any such certificate may be a facsimile.

     Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     SECTION 2. TRANSFER OF STOCK. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.


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     SECTION 3. LOST,  DESTROYED,  AND STOLEN CERTIFICATES.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, and alleged to have been lost, destroyed or stolen, and the Board of Directors may require the owner of such lost, destroyed or stolen certificate, or his representative, to furnish an affidavit as to such loss, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate, and satisfy such other reasonable requirements, including evidence of such loss, destruction, or theft, as may be imposed by the corporation.

     SECTION 4. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

     SECTION 5. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     SECTION 6. RECORD DATE. In lieu of closing the share records of the Corporation, the Board may fix, in advance, a date not less than ten (10) nor more than sixty (60) days, as the record date for the determination of shareholders entitled to receive notice of,

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and to vote at, any  meeting  of  shareholders,  or to  consent to any  proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if the notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein. Such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                                    ARTICLE V
                                    DIVIDENDS

     SECTION 1. DIVIDENDS. Subject to the provisions of the certificate of incorporation, the Board of Directors may, at any regular or special meeting and out of funds legally available therefor, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before any dividend is declared, there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends of for such other purposes as the directors shall deem conducive to the interests of the corporation.

     SECTION 2. RELIANCE ON CORPORATE RECORDS. A director shall be fully protected in relying in good faith upon the book of account as to the value and amount of the assets, liabilities and net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     SECTION 3. MANNER OF PAYMENT. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.


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                                   ARTICLE VI
                              SEAL AND FISCAL YEAR

     SECTION 1. SEAL. The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle, shall bear the name of the corporation and shall indicate its formation under the laws of the state of Delaware and the year of incorporation. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     SECTION 2. FISCAL YEAR. The Board if Directors shall in its sole discretion, designate a fiscal year for the corporation.

                                   ARTICLE VII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     SECTION 1. EXCULPATION. No director or officer of the corporation shall be liable for the acts, defaults or neglects of any other director or officer, or for any loss sustained by the corporation, unless the same has resulted from his own willful misconduct, willful neglect, or negligence.

     SECTION 2. INDEMNIFICATION. Each director and officer of the corporation and each person who shall serve at the corporation's request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the corporation against all reasonable costs, expenses and liabilities (including reasonable attorney's fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from, any claim, action, suit, proceeding, investigation or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a director or officer of the corporation or such director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the corporation in the performance of his duties as such director or officer of the Corporation or as such director or officer of such other corporation. As to whether or not a director or officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the corporation in the performance of his duties as such director or officer of the corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each director and officer may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of

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Directors.  The foregoing right to  indemnification  shall be in addition to and not in limitation of all other rights to which such person may be entitled as a matter of law and shall inure to the benefit of the legal representative of such person.

     SECTION 3. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation, partnership, joint venture, trust, association or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this Article VII.

                                  ARTICLE VIII
                                   AMENDMENTS

     SECTION 1. BY SHAREHOLDERS. All bylaws of the corporation shall be subject to revision, amendment or repeal, and new bylaws may be adopted from time to time by a majority of the shareholders who are entitled to vote in the election of directors.

     SECTION 2. BY DIRECTORS. The Board of Directors shall adopt a resolution setting forth the amendment proposed declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereto for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders. Such special or annual meeting shall be called and held upon notice. This notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting a vote of the stockholders entitled to vote thereon shall be taken for and against the proposed amendment. If a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class has voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this Section shall be executed, acknowledged, filed an recorded and shall become effective. Anything to the contrary herein notwithstanding, any such action to be taken at a stockholders meeting relating to the proposals of the Board of Directors in accordance with this Section 2 of Article VIII, can be taken without a stockholders meeting in accordance with Article I, Section 7 of the bylaws.

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


     The  undersigned  Incorporator  certifies that he has adopted the foregoing
bylaws  as  the  first  bylaws  of  the   corporation  in  accordance  with  the
requirements of the Business Corporation Law.

Dated: April 10, 2000

                                                         /s/ Gerald A. Adler
                                                         -------------------
                                                         Gerald A. Adler
                                                         Incorporator

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